Exhibit 10.5

February 25, 2014

The holders listed in Schedule A hereto (the “Required Holders”)

c/o Prudential Capital Group

2029 Century Park East, Suite 710

Los Angeles, CA 90067

Re:	Waiver and Amendment to Note Purchase Agreement dated as of January 25, 2013 of UTi Worldwide Inc. (this “Waiver”)

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of January 25, 2013 among UTi Worldwide Inc., an international business company incorporated under the laws of the British Virgin Islands with IBC No. 141257 (the “Company”), each of the Subsidiary Guarantors party thereto, and the Purchasers named in Schedule A thereto as amended pursuant to that certain First Amendment Agreement dated as of June 5, 2013, that certain Second Amendment Agreement dated as of September 5, 2013 and that certain Third Amendment Agreement dated as of December 5, 2013 (the “Existing Note Purchase Agreement”), pursuant to which U.S.$150,000,000 aggregate principal amount of its 4.10% Senior Unsecured Guaranteed Notes, Series A, due February 1, 2022 (the “Series A Notes”) and U.S.$50,000,000 aggregate principal amount of its 3.50% Senior Unsecured Guaranteed Notes, Series B, due February 1, 2020 (the “Series B Notes” and together with the “Series A Notes,” the “Notes”) were issued and are currently outstanding. The Existing Note Purchase Agreement, as amended hereby, is referred to herein as the Note Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the waiver and amendment of certain provisions of the Note Purchase Agreement as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof, this Waiver shall constitute a contract between us waiving compliance by the Company with certain provisions of the Note Purchase Agreement, but only in the respects hereinafter set forth and only after the conditions set forth in Section 3 have been satisfied.

SECTION 1. WAIVER.

For the period beginning on January 31, 2014 and ending on April 15, 2014 (the “Waiver Period”), the Required Holders hereby waive:

(i) any failure of the Company to be in compliance with the covenants set forth in Section 10.3 and 10.12 of the Note Purchase Agreement and any provision or covenant of the Note Purchase Agreement which would be impacted by or otherwise breached by the Capital Markets Transactions (as defined below) so long as the proceeds thereof are used within two (2) Business Days of the completion of the Capital Markets Transactions to prepay the Notes in full in accordance with Section 8.2 of the Note Purchase Agreement;

(ii) the failure to provide timely notice of any Default or Event of Default described in (i) above pursuant to Section 7.1(d) of the Note Purchase Agreement;

(iii) subject to the Notes being prepaid in full in accordance with Section 8.2 of the Note Purchase Agreement on or prior to the end of the Waiver Period, any obligation of the Company to pay interest at the Default Rate during the Waiver Period; and

(iv) the requirement in Section 8.2 of the Note Purchase Agreement that the Company provide not less than five (5) Business Days prior notice of an optional prepayment so long as the Company provides at least one (1) Business Days prior notice.

Effective as of April 16, 2014, such waiver shall be null and void retroactive to January 31, 2014.

Notwithstanding the foregoing, during the Waiver Period the Company will not, and will not permit any Subsidiary to, take any actions which would be prohibited under the Note Purchase Agreement during a Default or Event of Default; provided that the foregoing will not apply to or prohibit (provided that there would not otherwise exist any other Default or Event of Default under the Note Purchase Agreement):

(i) any action related to the issuance by the Company of a combination of preferred stock and convertible notes in registered offerings or private placements (collectively, the “Capital Markets Transactions”) where a portion of such proceeds from such Capital Markets Transactions will be used to prepay the Notes in full in accordance with Section 8.2 of the Note Purchase Agreement;

(ii) Liens incurred during the Waiver Period pursuant to Section 10.5(n) of the Note Purchase Agreement securing an aggregate principal amount of Indebtedness not to exceed $20,000,000;

(iii) Indebtedness incurred during the Waiver Period pursuant to Section 10.6(m) of the Note Purchase Agreement in an aggregate principal amount not to exceed $25,000,000; and

(iv) asset sales in an amount not to exceed $15,000,000 during the Waiver Period pursuant to Section 10.8(c) of the Note Purchase Agreement.

SECTION 2. AMENDMENTS.

Section 10 of the Existing Note Purchase Agreement is hereby amended by inserting the following additional covenant:

Section 10.15. Payments of Certain Indebtedness. The Company will not, nor will it permit any Subsidiary or any Affiliate to, prepay or incur net reductions in any Global Credit Facility during the Waiver Period.

Schedule B of the Existing Note Purchase Agreement is hereby amended by inserting the following additional definitions:

“Waiver Period” is defined in that certain Waiver and Amendment dated February 25, 2014 to Note Purchase Agreement dated as of January 25, 2013 of UTi Worldwide Inc.

SECTION 3. CONDITIONS PRECEDENT.

This Waiver shall not become effective until, and shall become effective on, the business day when each of the following conditions shall have been satisfied:

(a) The Required Holders shall have received this Waiver, duly executed by each Obligor.

(b) The Required Holders shall have consented to this Waiver as evidenced by their execution hereof.

(c) The representations and warranties of the Obligors set forth in Section 4 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this Waiver.

(d) The Obligors shall have paid the fees and disbursements of the Required Holders’ special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Waiver and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Waiver.

(e) All corporate and other proceedings in connection with the transactions contemplated by this Waiver and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

(f) Each Required Holder shall have received a fully executed copy of the letter dated on or about the date hereof from Commerzbank Aktiengesellschaft to the Company which waives certain provisions of the Agreement relating to Credit Facility dated January 25, 2013, in a form which is satisfactory in form and substance to the Required Holders (the “Waiver to Commerzbank Facility”).

(g) Each Required Holder shall have received a fully executed copy of the letter agreement dated on or about the date hereof between Nedbank Limited, acting through its London Branch, and the Company which waives certain provisions of the Amended and Restated Letter of Credit and Cash Draw Agreement, dated as of June 24, 2011, in a form which is satisfactory in form and substance to the Required Holders (the “Waiver to Nedbank Facility”).

(h) Each Required Holder shall have received a fully executed copy of the letter agreement dated on or about the date hereof between The Royal Bank of Scotland plc and the Company which waives certain provisions of the Amended and Restated Letter of Credit Agreement, in a form which is satisfactory in form and substance to the Required Holders (the “Waiver to RBS Facility”).

(i) Each Required Holder shall have received a fully executed copy of the letter agreement dated on or about the date hereof between Bank of the West and the Company which waives certain provisions of the Credit Agreement dated as of June 24, 2011, in a form which is satisfactory in form and substance to the Required Holders (the “Waiver to Bank of the West Facility”).

SECTION 4. REPRESENTATIONS AND WARRANTIES.

Each Obligor, jointly and severally, hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Waiver:

(a) Each Obligor is duly organized and validly existing under the laws of its jurisdiction of organization.

(b) This Waiver and the transactions contemplated hereby are within the corporate powers of each Obligor, have been duly authorized by all necessary corporate action on the part of each Obligor and this Waiver has been duly executed and delivered by each Obligor and constitutes legal, valid and binding obligations of each Obligor enforceable in accordance with its terms.

(c) Each Obligor represents and warrants that there are no Defaults or Events of Default under the Note Purchase Agreement, immediately after giving effect to this Waiver.

(d) The execution, delivery and performance of this Waiver by each Obligor does not and will not result in a violation of or default under (A) the articles of association or bylaws of any Obligor, (B) any material agreement to which any Obligor is a party or by which it is bound or to which any Obligor or any of their properties is subject, (C) any material order, writ, injunction or decree binding on any Obligor, or (D) any statute, regulation, rule or other law applicable to any Obligor in any material respect.

(e) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this Waiver and all of which the Company agrees to timely file) is required in connection with the execution and delivery of this Waiver or the consummation of the transactions contemplated thereby.

(f) No Obligor has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby (other than, for the avoidance of doubt, the Capital Markets Transactions) including without limitation thereof in connection with the Waiver to Commerzbank Facility, the Waiver to Nedbank Facility, the Waiver to RBS Facility and the Waiver to Bank of the West Facility, other than as set forth in such waivers and the payment of legal fees of counsel to the lenders and agents under such waivers.

(g) Each Subsidiary of the Company which is a borrower or guarantor under the Credit Agreement as of the date hereof is a Subsidiary Guarantor hereunder.

SECTION 5. MISCELLANEOUS.

Section 5.1. Except as amended herein, all terms and provisions of the Existing Note Purchase Agreement, the Notes, the Subsidiary Guarantee Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

Section 5.2. Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the “Note Purchase Agreement” without making specific reference to this Waiver, but nevertheless all such references shall be deemed to include this Waiver unless the context shall otherwise require.

Section 5.3. This Waiver and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.

Section 5.4. This Waiver shall be governed by and construed in accordance with New York law excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 5.5. The capitalized terms used in this Waiver shall have the respective meanings specified in the Note Purchase Agreement unless otherwise herein defined, or the context hereof shall otherwise require.

Section 5.6. The execution hereof by the Required Holders shall constitute a contract among the Obligors and the Required Holders for the uses and purposes hereinabove set forth. This Waiver may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

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Very truly yours,

UTi WORLDWIDE INC.

By	/s/ Lance E. D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

UTI (AUST) PTY LIMITED
UTI BELGIUM N.V.
UTI LOGISTICS N.V.
UTI NETWORKS LIMITED
UTI, CANADA, INC.
UTI CANADA CONTRACT LOGISTICS INC.
UTI DEUTSCHLAND GMBH
UTI (HK) LIMITED
UTI GLOBAL SERVICES B.V.
UTI NEDERLAND B.V.
UTI TECHNOLOGY SERVICES PTE. LTD.
UTI WORLDWIDE (SINGAPORE) PTE LTD
SERVICIOS LOGISTICOS INTEGRADOS SLI SA
UTI IBERIA S.A.
UTI WORLDWIDE (UK) LIMITED
UTI INVENTORY MANAGEMENT SOLUTIONS INC.
CONCENTREK, INC.
INTRANSIT, INC.
MARKET TRANSPORT, LTD.
SAMMONS TRANSPORTATION, INC.
UTI, UNITED STATES, INC.
UTI INTEGRATED LOGISTICS, LLC
KABUSHIKI KAISHA UTI

By	/s/ Lance E. D’Amico
Authorized Signatory

GODDARD COMPANY LIMITED
PYRAMID FREIGHT (PROPRIETARY) LIMITED
UTI INTERNATIONAL INC.

By	/s/ Lance E. D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

This foregoing Waiver is hereby accepted and agreed to as of the date aforesaid.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

	By	/s/ Cornelia Cheng
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

	By	/s/ Cornelia Cheng
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub- Adviser

	By	/s/ Cornelia Cheng
Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

	By	/s/ Cornelia Cheng
Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P., (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By	/s/ Cornelia Cheng
Vice President

SCHEDULE A

NAME OF REQUIRED HOLDER	PRINCIPAL AMOUNT OF OUTSTANDING NOTES HELD AS OF February 25, 2014		SERIES
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	U.S.$	70,392,000	A
	U.S.$	14,400,000	B
	U.S.$	12,600,000	B
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	U.S.$	46,400,000	A
	U.S.$	3,600,000	A
GIBRALTAR LIFE INSURANCE CO., LTD.	U.S.$	20,000,000	A
THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.	U.S.$	9,608,000	A
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY	U.S.$	23,000,000	B